                                                                     EXHIBIT 2.1



                              EXCO RESOURCES, INC.


                            DEALER MANAGER AGREEMENT


                                  May 23, 2001


A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri  63103

Ladies and Gentlemen:

         This Dealer Manager Agreement (the "Agreement") sets forth our agreement relating to (a) the proposed rights offering (the "Rights Offering") to be undertaken by EXCO Resources, Inc., a Texas corporation (the "Company"), pursuant to which the Company will distribute on May 23, 2001, to holders of record of shares of its common stock, par value $.02 per share (the "Common Shares") as of May 22, 2001 (the "Record Date"), transferable rights (the "Rights") to subscribe for, until the expiration of the Rights on June 21, 2001 (as such date may be extended by 30 days at the discretion of the Company and by more than 30 days at the discretion of the Company with the written consent of the Lead Dealer Manager (as defined below), which written consent shall not be unreasonably denied, but in no event may such date be extended without the written consent of the Lead Dealer Manager, in its sole discretion, to later than September 19, 2001) (collectively, the "Expiration Date"), an aggregate of 7,168,634 shares of its 5% convertible preferred stock, $.01 par value per share (the "Preferred Shares") at a subscription price of $21.00 per share in cash (the "Preferred Price"), and (b) the proposed solicitation of purchases of the Preferred Shares not subscribed for pursuant to the Rights Offering by the Expiration Date (the "Preferred Offering", and, together with the Rights Offering, the "Offering") at the Preferred Price.

         1. THE OFFERING. The Company proposes to undertake the Rights Offering pursuant to which each holder of Common Shares shall receive one Right for each Common Share held of record at 5:00 p.m., New York time, on the Record Date. Holders of Rights will be entitled to subscribe for and purchase, at the Preferred Price, one Preferred Share for each Right held (the "Basic Subscription Privilege"). Any holder of record of Common Shares who fully exercises all Rights issued to him is entitled to subscribe for Preferred Shares which were not otherwise subscribed for by others pursuant to their Basic Subscription Privileges (the "Over-Subscription Privilege"). Preferred Shares acquired pursuant to the Over-Subscription Privilege are subject to allotment, as more fully discussed in the Prospectus (as defined in Section 6(a)). Following the Expiration Date, the Company further proposes to undertake the Preferred Offering, pursuant to which it shall sell Preferred Shares at the Preferred Price. The Preferred Offering shall terminate at 5:00 p.m., New York time, on the fifth business day following the Expiration Date, unless earlier terminated upon the prior written agreement of the Lead Dealer Manager and the

Company (the "Termination Date"). The Closing (as defined herein) shall occur on the third full business day following the Termination Date (the "Closing Date").

         2. APPOINTMENT AS LEAD DEALER MANAGER. The Company hereby appoints A.G. Edwards & Sons, Inc. as lead dealer manager (the "Lead Dealer Manager") and authorizes the Lead Dealer Manager to act as such in connection with the Offering. As Lead Dealer Manager, A.G. Edwards & Sons, Inc. agrees, in accordance with its customary practice, to use its best efforts to solicit (a) the exercise of Rights pursuant to the Rights Offering and (b) purchases of Preferred Shares pursuant to the Preferred Offering, as further described in
Section 7 hereof.

         3. APPOINTMENT AS CO-DEALER MANAGERS. The Company hereby appoints each of CIBC World Markets Corp., Brean Murray & Co., Inc., Frost Securities, Inc. and C.K. Cooper & Company, Inc. as co-dealer managers (the "Co-Dealer Managers," and, together with the Lead Dealer Manager, the "Dealer Managers") and authorizes each of the Co-Dealer Managers to act as such in connection with the Offering. As Co-Dealer Manager, each of CIBC World Markets Corp., Brean Murray & Co., Inc., Frost Securities, Inc. and C.K. Cooper & Company, Inc. agrees in accordance with its customary practice to use its best efforts to solicit (a) the exercise of Rights pursuant to the Rights Offering and (b) purchases of Preferred Shares pursuant to the Preferred Offering, as further described in
Section 7 hereof.

         The Co-Dealer Managers each hereby authorize the Lead Dealer Manager, acting on behalf of the Co-Dealer Managers, as their representative (a) to waive performance or satisfaction by the Company of obligations or conditions included in this Agreement if, in the judgment of the Lead Dealer Manager, such waiver will not have a material adverse effect upon the interests of the Co-Dealer Managers and (b) to take such actions as in the discretion of the Lead Dealer Manager may be necessary or advisable to carry out this Agreement, and the transactions contemplated hereby for the accounts of the several Co-Dealer Managers. The Co-Dealer Managers each also authorize the Lead Dealer Manager to determine all matters relating to advertising and communications with dealers and others.

         4. NO LIABILITY FOR ACTS OF BROKERS, DEALERS, BANKS AND TRUST COMPANIES. No Dealer Manager shall be subject to any liability to the Company (or any of the Company's affiliates) for any act or omission on the part of any broker or dealer in securities (other than any act or omission of such Dealer Manager) or any bank or trust company or any other person, and no Dealer Manager shall be liable for its own acts or omissions in performing its obligations as Lead Dealer Manager or Co-Dealer Manager, as applicable, hereunder or otherwise in connection with the Offering or the related transactions, except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted directly from any such acts or omissions undertaken or omitted to be taken by such Dealer Manager through its gross negligence, willful misconduct or bad faith. Except as provided in Section 7, in soliciting or obtaining subscriptions or purchases, no Dealer Manager shall be deemed to be acting as the agent of the Company or as the agent of any broker, dealer, bank or trust company, and no broker, dealer, bank or trust company shall be deemed to be acting as an agent of any Dealer Manager or as the agent of the Company.

         5. THE OFFER DOCUMENTS. There will be used, in connection with the Offering, certain materials in addition to the Registration Statement and the Prospectus (each as defined below), including the instructions regarding the use of subscription certificates; the proposed form of a letter to securities dealers, commercial banks, trust companies and other nominees; the proposed form of a letter from securities dealers, commercial banks, trust companies and other nominees to their customers relating to the Offering; and other soliciting materials relating to the Offering approved by the Company, each in the form which has been approved by the Dealer Managers (collectively with the Registration Statement and the Prospectus, the "Offer Documents").

         The Company agrees to furnish each Dealer Manager with as many copies of the final forms of the Offer Documents as such Dealer Manager may reasonably request and each Dealer Manager is hereby authorized to use copies of the Offer Documents in connection with its acting as Dealer Manager. Each Dealer Manager hereby agrees that it will not disseminate any written material for, or in connection with, the Offering other than the Offer Documents, and each Dealer Manager agrees that it will not make any statements in connection with such solicitation, other than the statements which are set forth in, or statements which are consistent with, the Offer Documents or as otherwise authorized by the Company.

         The Company represents and agrees that no solicitation material in addition to the Offer Documents and the documents to be filed therewith as exhibits thereto (each in the form which has been approved by the Dealer Managers), including, without limitation, any materials used in connection with any "road show" presentation, will be used in connection with the Offering or filed with the Commission (as defined below) or any state or local governmental or regulatory authority by or on behalf of the Company without the Lead Dealer Manager's prior written approval, which approval will not be unreasonably withheld. In the event that the Company uses or permits the use of any such solicitation material in connection with the Offering or files any such solicitation material with the Commission or any such state or local governmental or regulatory authority without the Lead Dealer Manager's prior written approval, then each Dealer Manager shall be entitled to withdraw as Lead Dealer Manager or Co-Dealer Manager, as applicable, in connection with the Offering and the related transactions without any liability or penalty to such Dealer Manager or any other person identified in Section 13 as an "indemnified party," and such withdrawing Dealer Manager shall be entitled to receive the payment of all fees and expenses payable under this Agreement which have accrued to the date of such withdrawal or which otherwise thereafter become payable.

         6. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, the Dealer Managers, and each of them, that:

                  (a) A Registration Statement on Form S-3 (Registration No. 333-60462) with respect to the Rights, the Preferred Shares and the Common Shares issuable upon conversion of the Preferred Shares (the "Conversion Shares") has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of the Registration Statement, as amended to date, have been delivered by the Company to each of the Dealer Managers. For purposes of this Agreement, "Effective Time" means the date and the time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means the Registration Statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time; and "Prospectus" means the combined prospectus included in such Registration Statement as first filed with the Commission pursuant to Rule 424(b) of the Securities Act. References made herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
         Item 12 of Form S-3 under the Securities Act as of the date of such Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act") after the date of the Prospectus, as the case may be, and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus.

                  (b) On its Effective Date, the Registration Statement conformed in all material respects to the requirements of the Securities Act and did not, as of the applicable Effective Date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date hereof, the Prospectus conforms in all material respects to the requirements of the Securities Act and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by or on behalf of any Dealer Manager specifically for use therein.

                  (c) The Company and each of Addison Energy Inc. and EXCO (Delaware), Inc. (the "Subsidiaries") is duly formed and is validly existing and in good standing as a corporation under the laws of its respective jurisdiction of incorporation, with corporate power and authority to own its respective properties and conduct its respective business as described in the Prospectus; and each is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or cash flow of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

                  (d) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), and considerations of public policy in respect of the indemnification provisions hereof.

                  (e) The documents incorporated by reference in the Prospectus, at the time such documents were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

                  (f) Since the respective dates as of which information is given in the Registration Statement, except as set forth in the Prospectus, there has not been any material adverse change in the business, prospects, properties, operations, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, and since the date of the latest consolidated balance sheet of the Company and its Subsidiaries included in the Registration Statement, neither the Company nor any of its Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the business, prospects, properties, operations, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, except for liabilities or obligations that were incurred or undertaken in the ordinary course of business, consistent with past practices, or that are disclosed in the Registration Statement.

                  (g) The Rights to be issued and distributed by the Company have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Offer Documents, (1) the Rights will be duly and validly issued, and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, (2) no holder of the Rights is or will be subject to personal liability by reason of being such a holder, and (3) the Rights will conform in all material respects to the description thereof contained in the Prospectus; the Preferred Shares have been duly and validly authorized and reserved for issuance upon exercise of the Rights and are free of statutory and contractual preemptive rights and are sufficient in number to meet the exercise requirements of the Rights Offering; and the Preferred Shares, when issued and delivered against payment therefor in accordance with the terms of the Rights Offering and the Preferred Offering, will be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof; and will conform in all material respects to the description thereof contained in the Prospectus.

                  (h) The Company has an authorized capitalization as set forth under the captions "Capitalization" and "Description of Capital Stock" in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained under such captions in the Prospectus; all of the Conversion Shares have been duly and validly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the terms of the statement of designation establishing the Preferred Shares (the "Preferred Share Authorization"), will be duly and validly issued, fully paid and nonassessable.

                  (i) The execution, delivery and performance of this Agreement by the Company, the issuance of the Rights in accordance with the terms of the Offer

         Documents, the issuance of Preferred Shares in accordance with the terms of the Rights Offering and the Preferred Offering and the issuance of the Conversion Shares, and the consummation by the Company of the transactions contemplated hereby, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or conflict with, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties or the articles of incorporation of the Company, or any agreement or instrument to which the Company is a party or by the Company is bound or to which any of the properties of the Company is subject, and will not result in the imposition or creation of any lien upon any property of the Company, in each case that has had or could reasonably be expected to have a Material Adverse Effect; and the Company has full power and authority to authorize, issue and sell, as applicable, the Rights and the Preferred Shares as contemplated by the provisions of this Agreement and to perform its obligations under this Agreement and the Offer Documents and to consummate the transactions contemplated hereby and thereby.

                  (j) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, except the letter agreement dated May 21, 2001, between the Company and Central Resources, Inc. contemplating the registration under the Securities Act (as hereinafter defined) of shares issuable upon the exercise of warrants by Central Resources, Inc.

                  (k) The consolidated financial statements of the Company and its Subsidiaries, together with the related schedules and notes, contained or incorporated by reference in the Registration Statement present fairly in all material respects the consolidated financial position, results of operations, cash flow and shareholders' equity of the Company and its consolidated Subsidiaries in conformity with generally accepted accounting principles on the basis stated in the Registration Statement at the respective dates and for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other financial and statistical information and data with respect to the Company and its Subsidiaries set forth in the Registration Statement present fairly the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and have been prepared on a basis consistent with such financial statements and the books and records of the Company.

                  (l) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is subject that are required to be described in the Registration Statement or the

         Prospectus and are not so described, except those that would not reasonably be expected to have a Material Adverse Effect.

                  (m) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance of the Rights or sale of the Preferred Shares by the Company, except: (1) the Statement of Designation of the Preferred Shares; (2) filings required by the Nasdaq National Market; and (3) such filings as have been obtained and made under the Securities Act and as may be required under applicable state securities or blue sky laws.

                  (n) The information which was supplied by the Company to Lee Keeling and Associates, Inc. ("LKA"), independent petroleum engineers, for purposes of estimating the oil and gas reserves of the Company and its Subsidiaries as of December 31, 1998, 1999 and 2000, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, taken as a whole, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; and LKA was, as of December 31, 1998, 1999 and 2000, and is, as of the date hereof, independent with respect to the Company and its Subsidiaries.

                  (o) Neither the Company nor any of the Subsidiaries is in violation of its charter or bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which it is a party or by which it or any of its property is bound, except for those defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

                  (p) The Company and each of the Subsidiaries possesses such licenses, consents, authorizations, approvals, orders, certificates, authorities or permits (collectively, the "Licenses"), including, without limitation, under any applicable environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business as now operated, except where the failure to obtain such Licenses, individually or in the aggregate, would not have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such License which, individually or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (q) Except as set forth in the Prospectus, neither the Company nor any of its Subsidiaries is in violation of any Environmental Law, owns or operates any real property contaminated with any substance that is subject to any Environmental Law, is liable for any off-site disposal or contamination pursuant to any Environmental Law, or is subject to any claim relating to any Environmental Law, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect, and the Company is not aware of any pending investigation which might lead to such a violation, liability or claim.

                  (r) Ernst & Young LLP, the accountants who certified the financial statements included in the Company's most recent Annual Report on Form 10-K which are incorporated by reference in the Prospectus, were, at the time such statements were certified and during the periods covered by such statements, and are, as of the date hereof, independent public accountants, as required by the Securities Act.

                  (s) The Rights are eligible for trading on the Nasdaq National Market.

         7. CONDUCT BY THE DEALER MANAGERS. Subject to the terms and conditions of this Agreement, each of the Dealer Managers agrees in accordance with its customary practice to use its best efforts to solicit the exercise of the Rights pursuant to the Rights Offering and purchases of Preferred Shares pursuant to the Preferred Offering, in each case pursuant to the Offer Documents when and as requested by the Company, and to respond to requests for information and materials in connection with the Offering. Such services of the Dealer Managers shall commence upon the commencement of the Rights Offering.

         The Company hereby authorizes each of the Dealer Managers, or one or more registered brokers chosen by such Dealer Manager, to act as the Company's agent in making the Offering to residents of such states as to which such agent designation may be necessary to comply with applicable law.

         Each of the Co-Dealer Managers hereby authorizes the Lead Dealer Manager, in its discretion, to consent to such other additions to, changes in or waivers of provisions of this Agreement and to take such other actions in connection with the Offering, as may seem advisable to the Lead Dealer Manager in respect thereof.

         Each of the Dealer Mangers agrees severally that (a) prior to the termination of this Agreement it will not, directly or indirectly, bid for or purchase any Rights, Preferred Shares or Common Shares of the Company for its own account, except as permitted by Regulation M of the Act and the Exchange Act ("Regulation M") and as provided in this Agreement, and (b) prior to the completion of the Dealer Managers' participation in this distribution (as defined in Regulation M), it will otherwise comply with Regulation M.

         8. COMPENSATION OF THE DEALER MANAGERS. The Company agrees to pay each Dealer Manager, as compensation for its services as Lead Dealer Manager or Co-Dealer Manager, as applicable, and for the services rendered and to be rendered by such Dealer Manager as financial advisor to the Company in connection with the Offering and the transactions related thereto, the following fees:

                  (a) If the Closing occurs, a fee for marketing assistance services in connection with the Offering (the "Dealer Manager Fee"), to be paid to each Dealer Manager upon the Closing Date, which Dealer Manager Fee shall be in the amount of: (i) $400,000, in the case of A.G. Edwards & Sons, Inc., (ii) $300,000, in the case of CIBC World Markets

         Corp., (iii) $150,000, in the case of Brean Murray & Co., Inc., (iv) $100,000, in the case of Frost Securities, Inc. and (v) $50,000, in the case of C.K. Cooper & Co., Inc.;

                  (b) If the Closing occurs, a fee for financial advisory services in connection with the Offering (the "Dealer Manager Advisory Fee"), to be paid to each Dealer Manager upon the Closing Date, which Dealer Manager Advisory Fee shall be in the amount of: (i) $400,000, in the case of A.G. Edwards & Sons, Inc., (ii) $200,000, in the case of CIBC World Markets Corp., (iii) $300,000, in the case of Brean Murray & Co., Inc., (iv) $0, in the case of Frost Securities, Inc. and (v) $100,000, in the case of C.K. Cooper & Co., Inc.;

                  (c) With respect to each Dealer Manager, a fee of $0.50 per share, to be paid on the Closing Date, for each Right exercised during the Rights Offering, which exercises the Company agrees were made as a result of the marketing efforts of such Dealer Manager;

                  (d) With respect to the Dealer Managers as a group, a fee of $0.50 per share, to be paid on the Closing Date, for each Preferred Share purchased during the Preferred Offering following the Expiration Date;

         The Lead Dealer Manager shall determine the allocation of fees to the Dealer Managers pursuant to Section 8(d) based on the marketing efforts of the Dealer Managers. In no event shall the aggregate amount of compensation received by the Lead Dealer Manager under Section 8(d) herein in connection with sales to institutional accounts exceed 50% of the aggregate compensation paid to the Dealer Managers under Section 8(d) herein in connection with sales to institutional accounts.

         In addition, the Company will reimburse certain of the Dealer Managers' expenses as set forth in Section 9 hereof.

         Other than the Dealer Managers, the Company will not employ any brokers, dealers or underwriters in connection with the Offering, and except as described above, no other commissions, fees or discounts will be paid in connection with the Offering.

         9. EXPENSES. The Company shall pay or cause to be paid (A) all expenses (including any taxes) incurred in connection with the Offering and the preparation, issuance, execution, authentication and delivery of the Rights and the Preferred Shares, (B) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and legal counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), the Prospectus, the other Offer Documents and any amendments or supplements of the foregoing and any documents incorporated by reference into any of the foregoing and the preliminary and final filings under state securities or blue sky laws, if any, (C) all reasonable out-of-pocket expenses (including, without limitation, travel and marketing expenses) of the Dealer Managers (including reasonable fees, disbursements and other expenses of legal counsel for the Dealer Managers) incurred in connection with the Offering,
(D) all filing fees and reasonable fees and disbursements of counsel to the Dealer Managers incurred in connection with the qualification of the distribution of the Rights and the offering and sale of the Preferred Shares under state securities laws as provided for in Section 11(f) hereof, (E) any applicable listing or other fees,
(F) the cost of printing certificates representing the Rights and the Preferred Shares, (G) all advertising charges pertaining to the Offering, (H) all fees and expenses of the Subscription Agent (as defined below) and the information agent,
(I) the cost and charges of any transfer agent or registrar, (J) any National Association of Securities Dealers, Inc. fees, and (K) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section 9. If the Offering provided for herein is not consummated by reason of acts of the Company pursuant to Section 14 hereof, which acts prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Dealer Managers' obligations hereunder is not fulfilled (in each case other than by reason of any Dealer Manager's gross negligence, willful misconduct or failure, refusal or inability to perform its obligations hereunder), the Company shall reimburse each of the Dealer Managers for all reasonable out-of-pocket disbursements (including reasonable fees, disbursements and other expenses of legal counsel) incurred by such Dealer Manager in connection with any investigation or preparation made by it in respect of Rights or the Preferred Shares or in contemplation of the performance by it of its obligations hereunder. All payments to be made by the Company pursuant to this
Section 9 shall be made promptly after the termination or expiration of the Offering or, if later, promptly after the related fees, expenses or charges accrue and an invoice is sent by the Lead Dealer Manager. The Company shall perform its obligations set forth in this Section 9 whether or not the Offering commences, or any Rights are exercised pursuant to the Rights Offering, or Preferred Shares are purchased pursuant to the Preferred Offering.

         10. SHAREHOLDER LISTS; THE SUBSCRIPTION AGENT. As soon as practicable after the date hereof, the Company will cause each of the Dealer Managers to be provided with any cards or lists showing the names and addresses of, and the number of Common Shares held by, the beneficial and record holders of such shares as of a recent date and will use its commercially reasonable efforts to cause each of the Dealer Managers to be advised from day to day during the period of the Rights Offering and the Preferred Offering as to any transfers of record of Common Shares and the Rights.

         The Company will arrange for a bank or trust company satisfactory to the Dealer Managers and the Company (and each of the Dealer Managers hereby acknowledges that Continental Stock Transfer & Trust Company is satisfactory to
it) to serve as the subscription agent (the "Subscription Agent") in connection with the Rights Offering and will arrange for the Subscription Agent to advise the Dealer Managers daily as to such matters as the Dealer Managers may reasonably request, including the number of Rights which have been exercised pursuant to the Rights Offering.

         11. COVENANTS. The Company covenants and agrees with the Dealer Managers, and each of them:

                  (a) To advise the Dealer Managers, promptly after it receives notice thereof, of the time when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Dealer Managers with copies thereof; if required, to file the

         Prospectus pursuant to Rule 424(b) under the Securities Act within the time prescribed by such rule; to advise the Dealer Managers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Rights, the Preferred Shares or the Conversion Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

                  (b) To deliver promptly to the Lead Dealer Manager, as representative for the Dealer Managers, in St. Louis, Missouri such number of the following documents as the Lead Dealer Manager shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, any other Offer Documents filed as exhibits, the computation of the ratio of earnings to fixed charges and the computation of per share earnings), (ii) each Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time during which the Prospectus relating to the Rights or the Preferred Shares is required to be delivered under the Securities Act and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify each of the Dealer Managers and, upon the request of the Dealer Managers, to file such document and to prepare and furnish, without charge, to each of the Dealer Managers as many copies as such Dealer Manager may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                  (c) Prior to filing with the Commission any (i) amendment to the Registration Statement or any document incorporated therein by reference, any supplement to the Prospectus or any amended Prospectus or (ii) any Prospectus pursuant to Rule 424 promulgated under the Securities Act, to furnish a copy thereof to each of the Dealer Managers and counsel for the Dealer Managers and afford them a reasonable opportunity to comment thereon;

                  (d) As soon as practicable after the Effective Date of the Registration Statement (it being understood that the Company shall have until at least 410 days after the end of the Company's current fiscal quarter), to make generally available to the Company's security holders a consolidated earnings statement of the Company and its

         Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act, including, at the option of the Company, Rule 158 promulgated thereunder;

                  (e) For a period of three years following the Effective Date of the Registration Statement, to furnish to each of the Dealer Managers copies of all materials furnished by the Company to its shareholders and all public reports filed with the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                  (f) Promptly from time to time to take such action as the Dealer Managers may reasonably request to qualify the Rights, the Preferred Shares and the Conversion Shares for offering and sale under the securities laws of such jurisdictions in the United States as the Dealer Managers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Rights, the Preferred Shares and the Conversion Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (g) Prior to the commencement of the Rights Offering, to apply for the listing of the Rights and the Preferred Shares on the Nasdaq National Market and to use its best efforts to complete that listing, subject only to official notice of issuance, and, prior to the Closing Date, to apply for the listing of the Conversion Shares on the Nasdaq National Market and to use its best efforts to complete that listing, subject only to official notice of issuance;

                  (h) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder;

                  (i) The Company shall use its reasonable best efforts to cause the mailing of the Offer Documents to record holders of the Common Shares not later than the second calendar day following the Record Date, and complete such mailing as soon as practicable;

                  (j) The Company shall reserve and keep available for issue upon the exercise of the Rights such number of authorized but unissued shares of Preferred Shares as will be sufficient to permit the exercise in full of all Rights issued, and shall reserve and keep available for issue upon the conversion of such Preferred Shares such number of authorized but unissued Conversion Shares as will be sufficient to permit the conversion in full of such Preferred Shares;

                  (k) On or prior to the Closing Date, the Company will also make available to each of the Dealer Managers all financial and other information concerning its business and operations and the Offering that such Dealer Manager reasonably requests and will provide such Dealer Manager and its advisors with reasonable access to the Company's officers, directors, employees, independent accountants, reserve engineers and legal counsel; and

                  (l) The Company will treat any advice, written or oral, provided by any Dealer Manager pursuant to this Agreement as confidential, and, except as required by law, such advice will be solely for the information and assistance of the Company in connection with the Offering and may not be quoted, nor will any such advice or the name of such Dealer Manager be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by the Company or any affiliate, director, officer, employee, agent or representative of any thereof, without, in each instance, such Dealer Manager's prior consent, which consent shall not be unreasonably withheld.

                  (m) The Company will not consummate the closing of the Offering (the "Closing") unless, pursuant to the Offering, the Company receives gross proceeds of at least $50 million.

         12. CONDITIONS OF THE DEALER MANAGERS' OBLIGATIONS. The obligations of each of the Dealer Managers hereunder are subject to the representations and warranties of the Company contained herein being true and correct, as of the date hereof and being true and correct at all times during the Offering (including on and as of the Closing Date), to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement shall have become effective and the Prospectus shall have been timely filed with the Commission in accordance with Section 11(a) hereof; all post-effective amendments to the Registration Statement shall have become effective; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceedings for the issuance of any such order shall have been initiated or threatened, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to any Dealer Manager and complied with to the reasonable satisfaction of each of the Dealer Managers.

                  (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Rights, the Preferred Shares, the Preferred Share Authorization, the Conversion Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Dealer Managers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (c) On the Closing Date, the Company shall have furnished to the Dealer Managers the opinion of Haynes and Boone, LLP, counsel to the Company, to the effect set forth on Exhibit A attached hereto.

                  (d) Concurrently with the execution of this Agreement, and on the Closing Date, the Company shall have furnished to the Dealer Managers a letter of Ernst & Young LLP, addressed to the Dealer Managers and dated the date hereof or the Closing Date, as the case may be, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date of the letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the letter), the conclusions and findings of such firm with respect to the financial information and other matters specified by the Dealer Managers.

                  (e) Concurrently with the execution of this Agreement, and on the Closing Date, the Company shall have furnished to the Dealer Managers a letter of KPMG LLP, addressed to the Dealer Managers and dated the date hereof, or the Closing Date, as the case may be, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date of the letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the letter), the conclusions and findings of such firm with respect to the financial information and other matters specified by the Dealer Managers.

                  (f) The Dealer Managers shall have received a certificate on the Closing Date, dated the Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state, as of the date of the letter, that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder prior to the date hereof (other than the conditions that are not required to be fulfilled before the Closing Date), that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position prospects, or results of operation of the Company and its Subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (g) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements contained or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-team debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Lead Dealer Manager, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering.

                  (h) The Nasdaq National Market shall have approved the Rights, the Preferred Shares and the Conversion Shares for listing, subject only to official notice of issuance, and, in the case of the Preferred Shares, the requirement that the Preferred Shares be held by a sufficient number of holders.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Dealer Managers. If any of the conditions specified in this
Section 12 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Lead Dealer Manager or the Co-Dealer Managers, as applicable, hereunder may be canceled by the Lead Dealer Manager on the Closing Date, or at any time during the Offering. Any such cancellation shall be without liability of the Dealer Managers to the Company. Notice of such cancellation shall be given to the Company in writing, or by telecopy or telephone and confirmed in writing.

         13. INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company agrees to hold harmless and indemnify each of the Dealer Managers and its affiliates and any officer, director, employee or agent of such Dealer Manager or any such affiliates and any person controlling (within the meaning of Section 20(a) of the Exchange
         Act) such Dealer Manager or any of such affiliates from and against any and all losses, claims, damages, liabilities and expenses whatsoever, under the Securities Act or otherwise (as incurred or suffered and including, but not limited to, any and all legal or other expenses incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Company promptly after receipt of any invoices therefore from such Dealer Manager), (A) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Offer Documents or any amendment or supplement thereto, in any other solicitation material used by the Company or authorized by it for use in connection with the Offering or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (other than statements or omissions made in reliance upon and in conformity with information furnished by such Dealer Manager in writing to the Company expressly for use therein), (ii) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Offering in breach of the terms hereof or thereof,
         (iii) any actions taken or omitted to be taken by an indemnified party with the consent of the Company or in conformity with actions taken or omitted to be taken by the Company or (iv) any breach by the Company of, or any failure by the Company to comply with, any agreement or covenant contained in this Agreement or (B) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with, the Offering, any of the other transactions contemplated thereby or the performance of such Dealer Manager's services as Lead Dealer Manager or Co-Dealer Manager, as applicable, with respect to the Offering. However, the Company will not be obligated to indemnify an indemnified party for any loss, claim, damage, liability or expense (i) pursuant to clause (A)(i) of the preceding sentence to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by such Dealer Manager specifically for use therein and described in Section 17 or
         (ii) pursuant to clause (B) of the preceding sentence which has been determined in a final judgment by a court of competent jurisdiction to have resulted primarily from willful misconduct, gross negligence or bad faith on the part of such indemnified party.

                  (b) Each Dealer Manager agrees severally and not jointly to hold harmless and indemnify the Company and its affiliates and any officer, director, employee or agent of the Company or its affiliates and any person controlling (within the meaning of Section 20(a) of the Exchange Act) the Company or any of such affiliates from and against any and all losses, claims, damages, liabilities and expenses whatsoever, to which the Company, its affiliates or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Offer Documents or any amendment or supplement thereto, in any other solicitation material used by the Company or authorized by it for use in connection with the Offering or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by such Dealer Manager specifically for inclusion therein and described in Section 17, and shall reimburse the Company or such affiliate and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) If any lawsuit, claim or proceeding is brought against any indemnified party in respect of which indemnification may be sought against the indemnifying party pursuant to this Section 13, such indemnified party shall promptly notify the indemnifying party of the commencement of such lawsuit, claim or proceeding; provided, however, that the failure so to notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability which it may have under this Section 13 except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. In case any such lawsuit, claim or proceeding shall be brought against any indemnified party and such indemnified party shall notify the indemnifying party of the commencement of such lawsuit, claim or proceeding, the indemnifying party shall be entitled to participate in such lawsuit, claim or proceeding, and, after written notice from the indemnifying party to such indemnified party, to assume the defense of such lawsuit, claim or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be satisfactory to the indemnified party in the exercise of its reasonable judgment. Notwithstanding the election of the indemnifying party to assume the defense of such lawsuit, claim or proceeding, such indemnified party shall have the right to employ separate counsel and to participate in the defense of such lawsuit, claim or proceeding, and the indemnifying party shall bear the fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses promptly after receipt of any invoice therefor from any Dealer Manager) (provided that with respect to any single litigation or proceeding or with respect to several litigations or proceedings involving substantially similar legal claims, the indemnifying party shall not be required to bear the fees, costs and expenses of more than one such counsel except where such indemnified party requires local counsel, in which case the Company shall also be required to bear the fees, costs and expenses of such local counsel) if (i) such indemnified party has been advised by counsel that the use of counsel chosen by the indemnifying party to represent such indemnified party would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such lawsuit, claim or proceeding include both an indemnified party and the indemnifying party, and such indemnified party shall have reasonably concluded that there may be legal defenses available to it or to other indemnified parties which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party); (iii) the indemnifying party shall not have employed counsel satisfactory to such indemnified party, in the exercise of such indemnified party's reasonable judgment, to represent such indemnified party within a reasonable time after notice of the institution of any such lawsuit, claim or proceeding; or (iv) the indemnifying party shall authorize such indemnified party to employ separate counsel at the expense of the indemnifying party. The foregoing indemnification commitments shall apply whether or not the indemnified party is a formal party to any such lawsuit, claim or proceeding. The indemnifying party shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its consent (which consent will not be unreasonably withheld), but if settled with such consent, the indemnifying party agrees, subject to the provisions of this Section 13, to indemnify the indemnified party from and against any loss, damage or liability by reason of such settlement. The Company agrees to notify each of the Dealer Managers promptly, or cause each of the Dealer Managers to be notified promptly, of the assertion of any lawsuit, claim or proceeding against the Company, any of its officers or directors or any person who controls any of the foregoing within the meaning of Section 20(a) of the Exchange Act, arising out of or relating to the Offering. The Company further agrees that any settlement of a lawsuit, claim or proceeding against it arising out of the Offering shall include an explicit and unconditional release from the parties bringing such lawsuit, claim or proceeding of each Dealer Manager, its affiliates, and any officer, director, employee or agent of each Dealer Manager, and any such controlling person (within the meaning of Section 20(a) of the Exchange
         Act), which release shall be reasonably satisfactory to each Dealer Manager, unless each Dealer Manager consents to such settlement.

                  (d) The Company and the Dealer Managers agree that if any indemnification sought by any indemnified party pursuant to this
         Section 13 is held by a court to be unavailable for any reason (other than any reason specified in Sections 13(a) or 13(b) hereof), then (whether or not any Dealer Manager is the indemnified party) the Company, on the one hand, and the Dealer Managers, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on one hand, and the Dealer Managers, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i) but also the relative fault of the Company, on the one hand, and the Dealer Managers, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, and other equitable considerations, subject to the limitation that, in any event, the Dealer Managers' aggregate contribution to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder shall not exceed the amount of fees actually received by the Dealer Managers pursuant to Section 8 of this Agreement. It is hereby agreed that the relative benefits to the Company on the one hand, and the Dealer Managers, on the other hand, with respect to the Offering shall be deemed to be in the same proportion as (i) the aggregate value of the consideration paid or proposed to be paid in connection with (A) the exercise of the Rights (whether or not such Rights are exercised) pursuant to the Rights Offering and (B) the purchase of the Preferred Shares pursuant to the Preferred Offering bears to (ii) the fees payable to the Dealer Managers with respect to the Offering pursuant to
         Section 8. It is further agreed that the relative faults of the Company on the one hand and the Dealer Managers on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by the Dealer Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other act or omission, shall be determined by reference to, among other things, whether the action or omission was taken or omitted to be taken by the Company or the Dealer Managers and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission.

                  (e) The Company also agrees that each of the Dealer Managers shall not have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with this Agreement or such Dealer Manager's acting as Lead Dealer Manager or Co-Dealer Manager, as applicable, hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted primarily from any acts or omissions undertaken or omitted to be taken by such Dealer Manager through its gross negligence, willful misconduct or bad faith. In no event, regardless of the theory advanced, shall the Dealer Managers be liable for any consequential, indirect, incidental or special damages of any nature.

         14. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective upon the later of the time on which each of the Dealer Managers shall have received notification of the effectiveness of the Registration Statement and the time which this Agreement shall have been executed by all of the parties hereto. At any time during the Offering, this Agreement may be terminated by the Lead Dealer Manager by giving notice as provided to the Company if (i) the Company shall have failed, refused or been unable, at any applicable time during the Offering, to perform any act on its part to be performed hereunder, (ii) any other condition of the Dealer Managers' obligations hereunder is not fulfilled on the date on which such condition is required to be fulfilled, (iii) trading in securities generally on the Nasdaq National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) any outbreak or substantial escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the Lead Dealer Manager's judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to solicit exercises of the Rights, solicit purchases of the Preferred Shares or perform any other of the Dealer Managers' obligations hereunder or (vi) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the Lead Dealer Manager's judgment, inadvisable or impracticable to solicit exercise of the Rights, solicit purchases of the Preferred Shares or perform any other of its obligations hereunder. Any termination of this Agreement pursuant to this
Section 14 shall be without liability on the part of the Company or any of the Dealer Managers, subject in all respects to Section 9 and Section 13 hereof. No termination of this Agreement pursuant to this Section 14 shall effect the Company's right to consummate the Rights Offering, subject in all respects to
Section 8, Section 9 and Section 13 hereof.

         Any notice referred to above may be given at the address specified in
Section 16 hereof in writing or by telecopy or telephone, and if by telecopy or telephone, shall be immediately confirmed in writing.

         15. SURVIVAL OF CERTAIN PROVISIONS. The agreements contained in Section 13 hereof and the representations, warranties and agreements of the Company contained in Sections 6, 9 and 11 hereof shall survive the consummation of, or failure to commence, the Offering and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         16. NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows:

                  (a) if to the Lead Dealer Manager, in its own capacity or as representative of the Dealer Managers:

                           A.G. Edwards & Sons, Inc.
                           One North Jefferson
                           St. Louis, Missouri  63103
                           Attention: T. Frank Murphy
                           Telecopy:  (314) 955-7387

                           with copy to:

                           Vinson & Elkins L.L.P.
                           3700 Trammell Crow Center
                           2001 Ross Avenue
                           Dallas, Texas  75201
                           Attention: Jeffrey A. Chapman
                           Telecopy:  (214) 220-7716

                  (b)      if to the Company:

                           EXCO Resources, Inc.
                           6500 Greenville Avenue
                           Suite 600, LB17
                           Dallas, Texas  75206
                           Attention: General Counsel
                           Telecopy:  (214) 368-2087

                           with a copy to:

                           Haynes and Boone, LLP
                           1600 N. Collins Blvd., Suite 2000
                           Richardson, Texas  75080
                           Attention: William L. Boeing
                           Telecopy:  (972) 680-7551

         17. INFORMATION FURNISHED BY THE DEALER MANAGERS. The Dealer Managers and the Company confirm that the statements set forth under the caption "Prospectus Summary -- The Offering -- Dealer Managers" and in the penultimate Arrangement" in the Prospectus constitute the sole written information furnished by or on behalf of the Dealer Managers referred to in Section 6(b) hereof and in
Section 13 hereof.

         18. PARTIES. This Agreement shall inure to the benefit of and be binding upon each of the Dealer Managers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Dealer Manager within the meaning of the Securities Act. Nothing in this Agreement shall be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         19. MISCELLANEOUS. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. This Agreement may not be amended or modified except in writing signed by each of the parties. The Company and each of the Dealer Managers hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States District Courts located in the City of Dallas for any lawsuits, actions or other proceedings arising out of or relating to this Agreement and agree not to commence any such lawsuit, action or other proceeding except in such courts. The Company further agrees that service of any process, summons, notice or document by mail to the address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought against the Company in any such court. The Company and each of the Dealer Managers hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit; action or other proceeding arising out of or relating to this Agreement in the Courts of the State of Texas or the United Statues District Courts located in the City of Dallas, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Any right to trial by jury with respect to any lawsuit, claim, action or other proceeding arising out of or relating to this Agreement or the services to be rendered by any Dealer Manager hereunder is expressly and irrevocably waived.

         20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         21. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         22. AMENDMENT. This Agreement may be amended, modified or supplemented by written agreement of the Company and the Lead Dealer Manager with respect to any of the terms contained herein, and upon such written agreement, such amendment, modification or supplement shall be binding on all parties hereto; provided, however, that no such amendment, modification or supplement may reduce the compensation payable to a particular Dealer Manager under Section 8 without such Dealer Manager's written consent.

                  [Remainder of Page Intentionally Left Blank]

         Please confirm, by signing and returning to us two counterparts of this Agreement, that the foregoing correctly sets forth the Agreement between the Company and the Dealer Manager.

                                            Very truly yours,

                                            EXCO RESOURCES, INC.


                                            By:
                                               ---------------------------------
                                               Douglas H. Miller
                                               Chief Executive Officer

Confirmed and accepted as of
the date first above mentioned

A.G. EDWARDS & SONS, INC.


By:
   --------------------------------------
   T. Frank Murphy
   Managing Director - Investment Banking

CIBC WORLD MARKETS CORP.


By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

BREAN MURRAY & CO., INC.


By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

FROST SECURITIES, INC.


By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

C.K. COOPER & COMPANY, INC.


By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------



                  [SIGNATURE PAGE TO DEALER MANAGER AGREEMENT]

                                    EXHIBIT A

                        OPINION OF HAYNES AND BOONE, LLP

         1. The Company and each of its Subsidiaries has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

         2. The Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

         3. The execution, delivery and performance of the Agreement by the Company, the issuance of the Rights in accordance with the terms of the Offer Documents, the issuance of Preferred Shares in accordance with the terms of the Rights Offering and the Preferred Offering and the issuance of the Conversion Shares, and the consummation by the Company of the transactions contemplated hereby, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or conflict with, any statute, any rule, regulation or order of any governmental agency or body of the United States of America or the State of Texas or the articles of incorporation of the Company, or any agreement or instrument to which the Company or any Subsidiary is a party and which has been certified by the Company to Haynes and Boone, LLP as material to the Company and its Subsidiaries, taken as a whole (such agreements and instruments being referred to herein as "Material Agreements"), and will not result in the imposition or creation of any lien upon any property of the Company, in each case that has had or could reasonably be expected to have a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell, as applicable, the Rights and the Preferred Shares as contemplated by the provisions of this Agreement and to perform its obligations under the Agreement and the Offer Documents and to consummate the transactions contemplated thereby;

         4. The Rights issued and distributed by the Company were duly and validly authorized and, when issued in accordance with the terms of the Offer Documents, were duly and validly issued, and constituted valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and, no holder of the Rights was or is subject to personal liability by reason of being such a holder;

         5. The Preferred Shares have been duly and validly authorized and are sufficient in number to meet the exercise requirements of the Rights Offering; and such Preferred Shares, whether issued upon exercise of the Rights pursuant to the Rights Offering or issued upon purchase thereof pursuant to the Preferred Offering, when so issued and delivered against payment therefor in accordance with the terms of the Rights Offering and the Preferred Offering, as applicable, will be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof;

         6. The Company has an authorized historical capitalization as set forth under the captions "Capitalization" and "Description of Capital Stock" in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained under such captions in the Prospectus;

         7. All of the Conversion Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the conversion provisions of the Preferred Shares, will be duly and validly issued, fully paid and non-assessable;

         8. There are no preemptive rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Rights, the Preferred Shares or the Conversion Shares pursuant to the Company's charter or bylaws or any Material Agreement;

         9. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and considerations of public policy in respect of the indemnification provisions hereof;

         10. Such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

         11. To the best of such counsel's knowledge, other than as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

         12. The Registration Statement has become effective under the Securities Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and the Registration Statement, as of its Effective date, and the Prospectus, as of its date, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Securities Act, except that in each case it is understood that such counsel need express no opinion with respect to the financial statements or other financial or statistical data or with respect to the estimated natural resource reserves, the estimated future net revenues therefrom or the discounted present value of such estimated future net reserves contained or incorporated by reference in the Registration Statement, the prospectus or any amendment or supplement thereto;

         13. The Exchange Act filings incorporated by reference in the Registration Statement and the Prospectus, at the time such documents were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; it being understood that such counsel need express no opinion with respect to the financial statements or other financial or statistical data or with respect to the estimated natural resource reserves, the estimated future net revenues therefrom or the discounted present value of such estimated future net reserves contained or incorporated by reference in the Registration Statement or the Prospectus;

         14. The statements made in the Prospectus under the captions "The Offering -- Tax Treatment of Rights Distribution," "Description of Capital Stock", "Description of the Convertible Preferred Stock", and "Certain U.S. Federal Income Tax Considerations," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly and accurately present the information called for in Form S-3 and the rules and regulations of the Commission with respect to such legal matters, documents and proceedings;

         15. No consent, approval, authorization, order, registration or qualification of or with any federal or Texas governmental agency or body or, to our knowledge, any federal or Texas court is required for the issuance of the Rights, the issuance of the Preferred Shares and the issuance and delivery of the Conversion Shares and the compliance by the Company with all of the provisions of the Agreement, except for the registration under the Securities Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws; and

         16. The Company is not and, upon the issuance of the Preferred Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         In addition, such counsel shall state that it has no reason to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of its date, at all times during the Offering, and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no belief with respect to the financial statements or other financial or statistical data or with respect to the estimated natural resource reserves, the estimated future net revenues therefrom or the discounted present value of such estimated future net reserves contained or incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto.

         With respect to any opinion pertaining to Subsidiaries incorporated or otherwise formed in Canada or any province or jurisdiction in Canada, Haynes and Boone, LLP may rely on the opinion of local counsel reasonably acceptable to the Lead Dealer Manager.